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                         REGISTRATION RIGHTS AGREEMENT

                                    BETWEEN

                           ATLANTIC RICHFIELD COMPANY

                                      AND

                         LYONDELL PETROCHEMICAL COMPANY

                          DATED AS OF          , 1994




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  Registration Rights Agreement (this "Agreement"), dated as of       , 1994,
between Atlantic Richfield Company, a Delaware corporation ("ARCO"), and Lyondell Petrochemical Company, a Delaware corporation ("Lyondell").

  Whereas, ARCO is the owner of 39,921,400 shares, or 49.9%, of Lyondell's issued and outstanding common stock ("Common Stock") at the date hereof and
ARCO has determined to offer to the public up to 39,921,400 of its    %
Exchangeable Notes (the "Notes") due         , 199 , which Notes may be repaid
by delivery of cash or shares of Common Stock, as set forth in ARCO's Registration Statement on Form S-3 relating to the Notes.

  Whereas, Lyondell acknowledges that it will receive the following benefits in respect of the offering of the Notes by ARCO: (1) the Notes provide a method for the orderly disposition of ARCO's investment in Lyondell; (2) the Common Stock will have additional liquidity in the market; (3) ARCO has agreed to refrain from certain actions more fully described in Section 2(b) hereof; (4)
in connection with the Notes transaction, Lyondell will receive             [to
be filled in as applicable upon agreement re pipeline assets]; and (5) ARCO has agreed to pay Lyondell's defense costs in the event of litigation arising out of the offering of the Notes or the sale of Common Stock pursuant to this Agreement, as more fully set forth in Sections 2 and 12.

  Whereas, the parties hereto desire to enter into this Agreement which sets forth the terms of certain registration rights applicable to the Registrable Securities (as defined below).

  Now, Therefore, upon the premises and the mutual promises herein contained, and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

  1. Certain Definitions. As used in this Agreement the following initially capitalized terms shall have the following meanings:

    (a) "Holder" means ARCO and any "transferee" (as such term is defined in Section 11 hereof).

    (b) "Registrable Securities" means the 39,921,400 shares of Common Stock currently owned by ARCO, any stock or other securities into which or for which such shares of Common Stock may hereafter be changed, converted or exchanged, and any other securities issued to the Holder (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events, provided that any such securities shall not be Registrable Securities with respect to a proposed offer or sale thereof (i) to the extent that the volume of such securities proposed to be sold, in the good faith opinion of counsel to ARCO, may be distributed pursuant to Rule 144 or (ii) in the case of any registration pursuant to Section 3 or 4 of this Agreement of such securities held by a Holder other than ARCO, unless such Holder shall furnish Lyondell an opinion of counsel, which opinion shall be reasonably satisfactory to Lyondell, to the effect that all of such securities are not permitted to be distributed by such Holder pursuant to Rule 144.

    (c) "Registration Expenses" means all reasonable and customary expenses in connection with any registration of securities pursuant to this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of Lyondell's counsel(s) (United States and foreign) and accountants (United States and foreign) in connection with the registration of the Registrable Securities to be disposed of under the Act;
  (ii) all expenses in connection with the preparation, printing and filing of any registration statement, preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters (United States and foreign) and dealers (United States and foreign); (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any other

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  documents (in each case, United States and foreign) in connection with the offering, sale or delivery of the Registrable Securities to be disposed of;
  (iv) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holders of Registrable Securities in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vi) transfer agents', depositories' and registrars' fees and the fees of any other agent (in each case, United States and foreign) appointed in connection with such offering; (vii) all security engraving and security printing expenses;
  (viii) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system (in each case, United States and foreign) on which a class of common equity securities of Lyondell is then listed; and (ix) all out-of-pocket costs incurred by Lyondell in connection with any such registration including without limitation reasonable travel expenses.

    (d) "Rule 144" and "Rule 144A," respectively, mean Rule 144 and Rule 144A promulgated under the Act, or any successor rules to similar effect.

    (e) "SEC" means the United States Securities and Exchange Commission.

    (f) "Act" means the Securities Act of 1933, as amended, or any successor statute.

    (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

  2. Registration in connection with public offering by ARCO of the Notes.

    (a) Lyondell hereby agrees with ARCO to enter into the Underwriting Agreement dated the date hereof (the "Underwriting Agreement") relating to the registration of the shares of Lyondell Common Stock deliverable, at ARCO's option, upon maturity of the Notes, on Form S-3 (the "Lyondell Registration Statement") and ARCO's registration of the Notes on a separate Form S-3 (the "ARCO Registration Statement") with Goldman Sachs & Co., Merrill Lynch & Co. and Salomon Brothers Inc (collectively, the "Underwriters"), pursuant to which the Notes and the Common Stock deliverable upon maturity of the Notes are being offered and sold to the public.

    (b) ARCO hereby agrees with Lyondell that at any time prior to one year following the maturity date of the Notes, ARCO will not, except upon exchange of the Notes as contemplated by the ARCO Registration Statement, dispose of, or enter into an agreement contemplating the disposal of, all or any portion of its Lyondell Common Stock without the prior approval of Lyondell's Board of Directors in a private sale to a single entity or a group of affiliated entities; provided, however, that nothing herein shall prevent ARCO from selling all or any portion of its Lyondell Common Stock
  (A) in a public offering intended to result in widespread distribution; (B) in a Rule 144 transaction in accordance with the volume limitations set forth therein; (C) in a Rule 144A transaction intended to result in widespread distribution to institutional buyers; or (D) pursuant to a tender offer or exchange offer by Lyondell or a third party, a merger or other business combination including Lyondell which is not solicited by ARCO and in which ARCO is treated on substantially comparable terms with other holders of Lyondell Common Stock. ARCO also agrees that, until the maturity of the Notes, ARCO will not, without the prior approval of Lyondell's Board of Directors, (A) take action by written consent or cause to be called a special meeting of Lyondell's stockholders; (B) initiate or solicit proposals by a single entity or a group of affiliated entities to acquire all or substantially all of ARCO's Lyondell Common Stock or otherwise to acquire Lyondell; (C) solicit proxies or written consents in respect of replacing, or adding members of, the Board of Directors; or (D) initiate or propose, or solicit proxies in respect of, one or more stockholder proposals within the meaning of Rule 14a-8 of the Exchange Act. It is understood and agreed that the foregoing agreements shall not (i) limit ARCO's ability to participate in any self tender offer or exchange offer or open market purchase program which may be conducted by Lyondell,
  (ii) preclude ARCO from voting its shares of Lyondell Common Stock as it deems proper, or (iii) preclude ARCO from disclosing (including in

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  response to private inquiries) either its intentions concerning matters to be brought before Lyondell's stockholders or to make such disclosure as ARCO determines appropriate in compliance with its obligations under the federal securities laws.

  3. Demand Registration. In addition to preparing the Lyondell Registration Statement pursuant to the provisions of Section 2 hereof, Lyondell hereby agrees to at any time prior to May 1, 2004:

    (a) Upon written notice from a Holder of Registrable Securities in the manner set forth in Section 13(g) hereof requesting that Lyondell effect the registration under the Act of any or all of the Registrable Securities held by such Holder, which notice shall specify the intended method or methods of disposition of such Registrable Securities, Lyondell will use its best efforts to effect (at the earliest possible date) the registration under the Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request; provided, however, that in Lyondell's sole discretion it may refuse to register an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act (a "Rule 415 Offering")), provided, further, that:

      (i) if, prior to receipt of a registration request pursuant to this
    Section 3(a), (A) Lyondell has publicly announced a proposed financing, acquisition or other transaction and (B) Lyondell's Board of Directors makes a good faith determination that to proceed with the requested registration would materially and adversely affect such proposed transaction, then Lyondell shall have the right to postpone such requested registration for the period of time its Board of Directors determines in good faith, but in no event longer than one year from the date of the request, is required to implement such proposed transaction;

      (ii) if, while a registration request pursuant to this Section 3(a) is pending, the Board of Directors of Lyondell determines in good faith
    (A) that Lyondell then is unable to comply with the applicable SEC requirements for reasons beyond Lyondell's control or (B) that Lyondell is precluded from proceeding with the requested registration pursuant to existing "hold back" agreements, Lyondell shall not be required to effect a registration pursuant to this Section 3(a) until the earlier of (1) the date that Lyondell is able to comply with SEC requirements or the hold back agreement expires, or (2) 120 days after receipt of the registration request;

      (iii) if, upon receipt of a registration request pursuant to this
    Section 3(a), (A) Lyondell is actively considering a bona fide financing, acquisition or other transaction material to Lyondell with the full knowledge and concurrence of its Board of Directors, and (B) the Board of Directors of Lyondell determines in good faith that the filing of a registration statement would require the disclosure of material information which Lyondell has a bona fide business purpose for preserving as confidential and, as a result, Lyondell is unable to comply with SEC requirements without making such disclosure, then Lyondell shall not be required to effect a registration pursuant to this Section 3(a) prior to (X) if Lyondell has not made a public disclosure regarding such proposed transaction within 120 days of receipt of the request, the expiration of such 120-day period, or (Y) if Lyondell makes a public disclosure regarding such proposed transaction within 120 days of receipt of the request, then the expiration of such period of time, as may be determined in good faith by Lyondell's Board of Directors, that is required to implement such proposed transaction, which shall in no event exceed one year from the date of receipt of the request; and

      (iv) ARCO, together with its transferees, shall have the right to exercise registration rights pursuant to this Section 3 an aggregate of three (3) times; provided, however, that such registration rights may not be implemented more than once during each 12-month period.

    (b) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by a Holder of Registrable Securities pursuant to this Section 3 shall not be deemed to have been effected (and, therefore, not requested for purposes of subsection 3(a)), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any

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  stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by such Holder of Registrable Securities.

  4. Piggyback Registration. If prior to May 1, 2004, Lyondell at any time proposes to register any of its Common Stock or any other of its Common Stock or securities convertible into Common Stock (collectively, "Other Securities") under the Act (other than a registration on Form S-4 or S-8 or any successor forms of similar effect), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Act, it will each such time give prompt written notice to each Holder of Registrable Securities of its intention to do so and of the rights of such Holder under this Section 4, at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within 10 days after the receipt of Lyondell's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), Lyondell will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Act of all Registrable Securities which Lyondell has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered, provided that:

    (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, Lyondell shall determine for any reason not to register the Other Securities, Lyondell may, at its election, give written notice of such determination to such Holders and thereupon Lyondell shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of the Holders of Registrable Securities immediately to request that such registration be effected as a registration under Section 3 hereof (in the event that Lyondell shall so determine not to so register the Other Securities, each of Lyondell and each Holder shall be responsible for the respective Registration Expenses incurred by it in connection with such registration);

    (b) if the registration referred to in the first sentence of this Section 4 is to be an underwritten primary registration on behalf of Lyondell, and a nationally recognized investment banking firm selected by Lyondell advises Lyondell in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, Lyondell shall use its best efforts to include in such registration: (i) first, all securities Lyondell proposes to sell for its own account ("Lyondell Securities"), (ii) second, up to (A) the full number of Registrable Securities held by ARCO and requested to be included in such registration by ARCO ("ARCO Securities"); and (B) the full number of securities of Lyondell (other than Registrable Securities) held by persons (other than current or former Lyondell officers, directors or employees) to whom Lyondell has granted registration rights ("Other Holders") in excess of the number or dollar amount of securities Lyondell proposes to sell which, in the good faith opinion of such underwriter(s), can be so sold without so materially and adversely affecting such offering, allocated, if necessary, pro rata by taking into consideration (x) the ARCO Securities and (y) the full number of securities held by Other Holders and requested to be included in such registration by the Other Holders, and (iii) third, up to the full number of Registrable Securities (other than ARCO Securities) in excess of the number or dollar amount of Lyondell Securities, ARCO Securities and securities of Other Holders which, in the good faith opinion of such underwriter(s) can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Securities,

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  allocated pro rata among the Holders of such Registrable Securities (other than ARCO Securities) on the basis of the number of securities requested to be included therein by each such Holder);

    (c) if the registration referred to in the first sentence of this Section 4 is to be an underwritten secondary registration on behalf of Other Holders, and the managing underwriter(s) advise Lyondell in writing that in their good faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, Lyondell shall use its best efforts to include in such registration: (i) first, up to the full number of securities held by Other Holders and requested to be included in such registration by the Other Holders, (ii) second, up to the full number of ARCO Securities requested to be included in such registration by ARCO in excess of the number or dollar amount of securities of Other Holders which, in the good faith opinion of such underwriter(s), can be so sold without materially and adversely affecting such offering and (iii) third, up to the full number of Registrable Securities (other than ARCO Securities) in excess of the number or dollar amount of the securities of Other Holders and ARCO Securities which, in the good faith opinion of such underwriter(s) can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Securities, allocated pro rata among the Holders of such Registrable Securities (other than ARCO Securities) on the basis of the number of such securities requested to be included therein by each such Holder);

    (d) Lyondell shall not be required to effect any registration of Registrable Securities under this Section 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

    (e) no registration of Registrable Securities effected under this Section 4 shall relieve Lyondell of its obligation to effect a registration of Registrable Securities pursuant to Section 3 hereof; provided, however, that if Registrable Securities are not included in a registration as a result of the application of the provisions of Sections 4(b) or 4(c) hereof, the Holders of such Registrable Securities may not request that such registration be effected as a registration under Section 3 hereof until after the registration from which such Registrable Securities were excluded has been completed or abandoned.

  5. Expenses. ARCO (and any Holder other than ARCO, in the case of a registration pursuant to Section 3 hereof) hereby agrees to pay all of the Registration Expenses in respect of a registration effected pursuant to Sections 2 and 3 hereof, including, without limiting the generality of the foregoing, ARCO agrees that in connection with the registration effected pursuant to Section 2 hereof, ARCO shall reimburse Lyondell for all out-of-pocket costs incurred by Lyondell in connection with the negotiation and review of this Registration Rights Agreement, as well as the review of the proposed registration and related transactions by Lyondell's Audit Committee, together with the costs incurred in retaining outside legal counsel for the Audit Committee. In the case of a registration pursuant to the provisions of
Section 4 hereof, each of ARCO, any Holder other than ARCO, any Other Holders and Lyondell agrees to pay its pro rata portion of Registration Expenses with respect to a particular offering, such pro rata portion to be equal to the total amount of such Registration Expenses multiplied by a fraction, the numerator of which is the number of shares sold in such offering by such party and the denominator of which is the total number of shares sold in such offering.

  6. Registration and Qualification. If and whenever Lyondell is required to use its best efforts to effect the registration of any Registrable Securities under the Act as provided in Sections 3 or 4 hereof, Lyondell will as promptly as is practicable:

    (a) prepare, file and use its best efforts to cause to become effective a registration statement under the Act relating to the Registrable Securities to be offered;

    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the

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  disposition of all Registrable Securities until (i) in the case of a Rule
  415 Offering, such time as Lyondell in its sole discretion has agreed pursuant to Section 3(a) hereof or (ii) in the case of an offering other than a Rule 415 Offering, the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of nine months after such registration statement becomes effective; provided, that such nine month period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by Section 6(g) hereof is given by Lyondell to (y) the date on which Lyondell delivers to the Holders of Registrable Securities the supplement or amendment contemplated by Section 6(g) hereof;

    (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holders of Registrable Securities or such underwriter may reasonably request, together with a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

    (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Holders of such Registrable Securities or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and to do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, however, that Lyondell shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; provided, further, that, in the case of and such registration or qualification in any non-United States jurisdiction, (i) notwithstanding Section 5, the Holder of the Registrable Securities to be so registered or qualified shall pay all costs and expenses incurred by Lyondell in connection with such registration or qualification in such jurisdiction, (ii) Lyondell shall have no obligation to use its best efforts to so requester or qualify Registrable Securities if in the good faith opinion of counsel for Lyondell such registration or qualification shall impose on Lyondell an on-going material compliance obligation and (iii) Lyondell shall not be obligated to keep any such registration or qualification in effect except for so long as is necessary or appropriate in order to dispose of Registrable Securities in such jurisdiction in accordance with the plan of distribution set forth in the related registration statement;

    (e) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or inter-dealer quotation system (in each case, domestic or foreign) as the Holders of such Registrable Securities or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and to do any and all other acts and things which may be necessary or advisable to effect such listing; provided, however, that, except with respect to any listing on any such securities exchange or inter-dealer quotation system on which shares of Lyondell's Common Stock are then listed, (i) notwithstanding Section 5, the Holder of the Registrable Securities to be so listed shall pay all costs and expenses incurred by Lyondell in connection with such listing, (ii) Lyondell shall have no obligation to use its best efforts to so list Registrable Securities if in the good faith opinion of counsel for Lyondell such listing shall impose

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  on Lyondell an ongoing material compliance obligation and (iii) Lyondell shall not be obligated to keep such listing in effect except for so long as is necessary or appropriate in order to dispose of Registrable Securities in accordance with the plan of distribution set forth in the related registration statement;

    (f) (i) furnish to each Holder of Registrable Securities included in such registration (each, a "Selling Holder") an Opinion of counsel for Lyondell addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and
  (ii) use its best efforts to furnish to each Selling Holder a "cold comfort" letter addressed to each Selling Holder and signed by the independent public accountants who have audited Lyondell's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

    (g) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 3 or 4 hereof is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and, in either such case, at the request of the Selling Holders, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

    (h) use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and inter-dealer quotation system on which a class of common equity securities of Lyondell is then listed, and to pay its pro rata share, if any, of the fees and expenses in connection therewith as set forth in Section 5 hereof;

    (i) furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters; and

    (j) provide the indemnification to the Holder of Registrable Securities set forth in Section 9.

  7. Conversion of Other Securities, etc. If ARCO offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 3 and 4 of this Agreement.

  8. Underwriting; Due Diligence.

  (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement pursuant to Section 3 or 4, Lyondell, subject to the provisions of
Section 3 or 4, as applicable, will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Lyondell and such other terms and provisions as are customarily contained in underwriting agreements

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

with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 9 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 6(f) hereof. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Lyondell to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed as are customarily contained in underwriting agreements with respect to secondary distributions.

  (b) In the event that any registration pursuant to Section 4 shall involve, in whole or in part, an underwritten offering, Lyondell may require the Registrable Securities requested to be registered pursuant to Section 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. If requested by the underwriters for such underwritten offering, the Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters will enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 9 hereof. Such underwriting agreement shall also contain such representations and warranties by Lyondell and such other person or entity for whose account securities are being sold in such offering as are customarily contained in underwriting agreements with respect to secondary distributions.

  (c) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Act, Lyondell will give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of Lyondell with its officers and the independent public accountants who have certified Lyondell's financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Act.

  9. Indemnification. Lyondell and ARCO acknowledge that, in the event of an underwritten public offering of Lyondell Common Stock pursuant to Section 3 or 4, ARCO and Lyondell will enter into an underwriting agreement with the underwriters. In connection therewith, Lyondell and ARCO hereby agree, as between themselves, that in the event of any underwritten public offering of Lyondell Common Stock pursuant to Section 3 or 4 hereof, they will enter into indemnification and contribution agreements substantially in the form set forth in this Section 9:

  (a) Lyondell will indemnify and hold harmless each underwriter if any (herein, the "Underwriters") against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement including the prospectus contained therein, prepared by Lyondell in respect of the Registrable Securities (the "Lyondell Documents") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that Lyondell shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Lyondell Documents or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Lyondell by ARCO or any Holder of Registrable Securities expressly for use therein; and provided, further, that Lyondell shall not be liable to such Underwriter under the indemnity agreement in this subsection (a) with respect to any Lyondell Documents to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Common Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Lyondell final prospectus, if Lyondell has previously furnished copies thereof to such Underwriter.

  (b) In the event that ARCO owns more than 20 percent of the issued and outstanding Lyondell Common Stock, and ARCO or any Holder has requested registration of some or all of its Lyondell Common Stock pursuant to Section 3 hereof, ARCO agrees with Lyondell that in the event the Underwriters request Lyondell to agree to a contribution provision, ARCO will not expect nor can ARCO or any Holder require Lyondell to agree to any such contribution provision.

  (c) In the event that ARCO owns less than 20 percent of the issued and outstanding Lyondell Common Stock, and has requested registration of some or all of its Lyondell Common Stock pursuant to Sections 3 or 4 hereof, Lyondell will indemnify and hold harmless ARCO or any Holder against any losses, claims, damages or liabilities, joint or several, to which ARCO or any Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Lyondell Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ARCO or any Holder for any legal or other expenses reasonably incurred by ARCO or any Holder in connection with investigating or defending any such action or claim; provided, however, that Lyondell shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Lyondell Documents or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Lyondell by ARCO or any Holder expressly for use therein; and provided, further, that Lyondell shall not be liable to ARCO or any Holder under the indemnity agreement in this subsection (c) with respect to any Lyondell Documents to the extent that any such loss, claim, damage or liability of ARCO or any Holder results from the fact that ARCO or any Holder sold Common Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Lyondell final prospectus, if Lyondell has previously furnished copies thereof to such Underwriter.

  (d) Such Holder will indemnify and hold harmless Lyondell and each Underwriter against any losses, claims, damages or liabilities, joint or several, to which Lyondell and each Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of such Holder's Registrable Securities) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact made in any Lyondell Document in reliance upon and in conformity with written information furnished to Lyondell by such Holder expressly for use therein; and will reimburse each Underwriter and Lyondell for any legal or other expenses reasonably incurred by each Underwriter and Lyondell in connection with investigating or defending any such action or claim.

  (e) Each Underwriter will indemnify and hold harmless such Holder and Lyondell against any losses, claims, damages or liabilities to which such Holder and Lyondell may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Lyondell Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Lyondell Documents in reliance upon and in conformity with written information furnished to such Holder or Lyondell by such Underwriter expressly for use therein; and will reimburse each such Holder and Lyondell for any legal or other expenses reasonably incurred by such Holder and Lyondell in connection with investigating or defending any such action or claim.

  (f) Promptly after receipt by an indemnified party under subsection (a), (c),
(d) or (e) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable out-of-pocket costs of investigation relating thereto. If the indemnifying party is either such Holder or Lyondell, and the Underwriters are the indemnified party, such Holder or Lyondell, as the case may be, shall not be liable for the expenses of more than one separate counsel for the Underwriters (except for expenses of local counsel, if necessary), which counsel shall be approved by the Underwriters.

  (g) In the case of a registration pursuant to Section 4 hereof, if the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (c), (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by such Holder, Other Holders, and Lyondell, as applicable, on the one hand, and the Underwriters on the other from the offering of the Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such Holder, Other Holders or Lyondell, as applicable, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by such Holder, Other Holders or Lyondell, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Common Stock purchased under this Agreement (before deducting expenses) received by such Holder, Other Holders or by Lyondell, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Common Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Holder, Other Holders, Lyondell or the Underwriters and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Such Holder, Other Holders, Lyondell and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection

(g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(g) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (h) The obligations of Lyondell under this Section 9 shall be in addition to any liability which Lyondell may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

  10. Rule 144. Lyondell shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision).

  11. Transfer of Registration Rights.

  (a) ARCO may transfer all or any portion of its rights under this Agreement to any transferee (each, a "transferee") of an amount of Registrable Securities owned by ARCO exceeding 1 percent of the outstanding class of such Securities at the time of transfer. Any transfer of registration rights pursuant to this Section shall be effective upon receipt by Lyondell of written notice from ARCO stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "ARCO" as used in this Agreement (other than in this Section 11, Section 4(b)(i)(2) and Section 1(b)) shall, where appropriate to assign the rights and obligations of ARCO hereunder to such direct transferee, be deemed to refer to the transferee holder of such Registrable Securities. ARCO and such transferees may exercise the registration rights hereunder in such proportion as they shall agree among themselves; provided, that in no event shall Lyondell be required to effect more than an aggregate of three (3) registrations pursuant to Section 3 of this Agreement and each such registration shall be at the request of one or more Holders.

  (b) After any such transfer, ARCO shall retain its rights under this Agreement with respect to all other Registrable Securities owned by ARCO.

  (c) Upon the request of ARCO, Lyondell shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to this Agreement, and any demand registrations granted to such transferee shall reduce the then remaining number of demand registrations to which ARCO is entitled under Section 3(a) hereof.

  12. Payment of Certain Defense Costs. Subject to the provisions of this
Section 12, ARCO hereby agrees, in the event of an actual or threatened legal proceeding arising in connection with a registration effected pursuant to
Section 2 or 3 hereof, to pay all Defense Costs (as defined herein) as they are incurred by or on behalf of (i) Lyondell and each officer and director of Lyondell and each person, if any, who controls Lyondell (other than ARCO) within the meaning of the Act, and (ii) the underwriters, if any, in connection with any such registration, and each person, if any, who controls any such underwriter within the meaning of the Act; provided, however, that the persons described in clauses (i) and (ii) shall hereinafter be referred to collectively as the "Designated Defendants;" and, provided, further, that in the event (A) that the applicable underwriting agreement (including the Underwriting Agreement) provides that Lyondell shall reimburse the Underwriter(s) for any Defense Costs incurred by such Underwriter(s) and (B) that such Underwriters request Lyondell to make any such payments, ARCO, in accordance with the provisions of this Section 12, either shall pay such Defense Costs to such Underwriter(s) or contemporaneously shall reimburse Lyondell for any such payments Lyondell makes to such Underwriter(s), in either case, within such time periods as may be necessary to prevent Lyondell from defaulting with respect to any obligation to reimburse the Underwriter(s) for such expenses under the applicable provision of the underwriting agreement. "Defense Costs" shall mean the following costs and expenses incurred by the Designated
Defendants: (A) all reasonable and customary fees and expenses of counsel for each of the Designated Defendants; (B) all reasonable and customary fees and expenses of local counsel for the Designated Defendants; (C) all other reasonable and customary out-of-pocket costs incurred by the Designated Defendants as a result of an actual or threatened legal proceeding arising in connection with this Registration Rights Agreement or a registration effected pursuant to Section 2 or 3 hereof including without limitation expenses incurred for retaining the services of experts and consultants and in responding to discovery requests. Lyondell hereby agrees, in the event of a legal proceeding arising in connection with a registration effected pursuant to
Section 2 or 3 hereof, that, as between Lyondell and ARCO, ARCO shall have the lead in managing the defense of the proceeding. Lyondell further agrees that it will reimburse ARCO for its "applicable share" of Defense Costs in the event that a court of competent jurisdiction makes a final determination, after the exhaustion of all appeals, that Lyondell acted with an intent to defraud or with a reckless disregard for the truth and in doing so made material misrepresentations or omissions of material fact in the Lyondell Documents, as applicable; provided, however, that for this purpose Lyondell's applicable share of Defense Costs shall in no event exceed those Defense Costs that Lyondell would have incurred in the absence of ARCO's undertaking to pay Defense Costs as provided in this Section 12; and provided, further, that this
Section 12 shall be of no force and effect in the event ARCO owns less than 20 percent of the issued and outstanding Lyondell Common Stock immediately preceding registration pursuant to Section 3 hereof.

  13. Miscellaneous.

  (a) Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

  (b) Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision; provided, however, that if such effort is not successful, this Agreement shall be deemed to be void and of no further force or effect.

  (c) Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

  (d) Waivers, Etc. No failure or delay on the part of either party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

  (e) Entire Agreement and Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may not be amended either in whole or in part except in writing executed by ARCO and Lyondell which refers to this Agreement; any such amendment shall bind transferees pursuant to Section 11 and Designated Defendants pursuant to Section 12.

  (f) Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

  (g) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by facsimile or sent by registered mail, postage prepaid as follows:

    (i) if to ARCO, to

      Atlantic Richfield Company
      515 South Flower Street
      Los Angeles, California 90071
      Attention: Treasurer
      Facsimile No. (213) 486-3006

    (ii) if to Lyondell, to

      Lyondell Petrochemical Company
      One Houston Center
      1221 Mc Kinney Street
      Suite 1600
      Houston, Texas 77010
      Attention: Treasurer
      Facsimile No. (713) 652-4538

    (iii) if to a Holder of Registrable Securities, to the name and address as the same appear in the security transfer books of Lyondell or such other address as any party (or other Holders of Registrable Securities) may, from time to time, designate in a written notice in a like manner. Notice given by facsimile shall be deemed delivered on the business day after it is received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed.

  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS.

  (i) Assignment. Except as provided herein, the parties may not assign their rights under this Agreement. Lyondell may not delegate its obligations under this Agreement.

  (j) No Third Party Beneficiaries. The parties hereto agree that (i) no other person other than a transferee pursuant to Section 11 or the Designated Defendants pursuant to Section 12 shall have any rights or remedies under or by reason of this Agreement, whether as a third party beneficiary or otherwise, and (ii) the parties hereto shall retain full rights and power to amend or modify this Agreement pursuant to an agreement entered into by the parties in writing, except that no such amendment or modification shall act to impair the rights of a transferee then existing pursuant to Section 11 without the consent in writing of such transferee.

  (k) Termination. ARCO and Lyondell hereby agree that, if the Notes offering is not consummated pursuant to the terms of the Underwriting Agreement, this Agreement shall terminate immediately.

  (l) Underwriting Agreement. In connection with the Underwriting Agreement, ARCO and Lyondell hereby agree as follows:

    (i) All references in the Underwriting Agreement to statements or omissions made in reliance upon or in conformity with information furnished in writing to ARCO by Lyondell either directly or through an "Underwriter" (which term is defined, for purposes of this paragraph (l), as in the Underwriting Agreement), shall be deemed to refer only to the information in the "ARCO Registration Statement" or "ARCO Prospectus" (which terms are defined, for purposes of this paragraph (l), as in the Underwriting Agreement) included under the heading designated "LYONDELL PETROCHEMICAL COMPANY" (excluding the first paragraph thereof); and

    (ii) All references in the Underwriting Agreement to statements or omissions made in reliance upon or in conformity with information furnished in writing to Lyondell by ARCO either directly or through an Underwriter, shall be deemed to refer only to the information in the "Lyondell Registration Statement" or "Lyondell Prospectus" (which terms are defined, for purposes of this paragraph (l), as in the Underwriting Agreement) included under the heading designated "RELATIONSHIP WITH ARCO--General" and "--Registration Rights Agreement with ARCO."

  In Witness Whereof, ARCO and Lyondell have caused this Agreement to be duly executed as of the date first above written.

                                          Atlantic Richfield Company

                                          By __________________________________
                                            Terry G. Dallas
                                            Vice President and Treasurer

                                          Lyondell Petrochemical Company

                                          By __________________________________
                                            Russell S. Young
                                            Senior Vice President, Chief
                                            Financial Officer  and Treasurer